EXHIBIT 10.2
AMENDED AND RESTATED PROMISSORY NOTE
U.S. $75,000,000.00     February 11, 2022

FOR VALUE RECEIVED, ANGEL OAK MORTGAGE FUND TRS, a Delaware statutory trust, ANGEL OAK MORTGAGE REIT TRS, LLC, a Delaware limited liability company, and ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP, a Delaware limited partnership (individually, collectively, interchangeably, and jointly and severally, “Borrower”), hereby promises to pay to the order of VERITEX COMMUNITY BANK, a Texas state bank (“Lender”), at the office of Lender located at 8214 Westchester Drive, Suite 600, Dallas, TX 75225, the principal amount of SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00) or such lesser principal amount as from time to time shall be outstanding hereunder, as reflected in the books and records of Lender, together with interest on the principal balance from time to time outstanding hereunder, from (and including) the date of disbursement until (but not including) the date of payment, at a per annum rate equal to the Stated Interest Rate specified below or, to the extent applicable, the Default Rate specified below, in accordance with the following terms and conditions:

1.Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Note in the singular to have the same meanings when used in the plural and vice versa):
“Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Lender and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then prevailing market convention for determining a rate of interest as a replacement to Term SOFR for Dollar denominated similar credit facilities and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means, with respect to any replacement of Term SOFR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Lender and the Borrower after giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Term SOFR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Term SOFR with the applicable Unadjusted Benchmark Replacement for Dollar denominated similar credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Lender reasonably determines are appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that the adoption of any portion of
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such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Lender determines is reasonably necessary in connection with the administration of this Note).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to SOFR: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of SOFR permanently or indefinitely ceases to provide SOFR; (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (c) in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of the determination by the Lender.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to SOFR: (a) a public statement or publication of information by or on behalf of the administrator of SOFR announcing that such administrator has ceased or will cease to provide SOFR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide SOFR; (b) a public statement or publication of information by the regulatory supervisor for the administrator of SOFR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for SOFR, a resolution authority with jurisdiction over the administrator for SOFR or a court or an entity with similar insolvency or resolution authority over the administrator for SOFR, which states that the administrator of SOFR has ceased or will cease to provide SOFR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide SOFR; (c) a public statement or publication of information by the regulatory supervisor for the administrator of SOFR announcing that SOFR is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; or (d) a determination by the Lender that Dollar denominated credit facilities being executed at such time, or that include language similar to that contained in Section 3(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace SOFR.
“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR and solely to the extent that Term SOFR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced Term SOFR for all purposes hereunder in accordance with Section 3(b) and (y) ending at the time that a Benchmark Replacement has replaced Term SOFR for all purposes hereunder pursuant to Section 3(b).
“Business Day” has the meaning specified in the Loan Agreement; provided, that, when used in connection with Term SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Default Rate” has the meaning set forth in the Loan Agreement.
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“Dollar” and “$” mean lawful money of the United States of America.
“Event of Default” has the meaning set forth in the Loan Agreement.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate; provided that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the immediately preceding Business day as so published.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Interest Period” means the period beginning on each Monthly Settlement Date and ending on the day preceding the immediately following Monthly Settlement Date (in each case, subject to the availability thereof), provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period shall extend beyond the Maturity Date, and (d) the initial Interest Period shall begin on the Restatement Effective Date and end on the day preceding the immediately succeeding Monthly Settlement Date.
“Loan Agreement” has the meaning set forth in Section 7 of this Note.
“Loan Documents” has the meaning set forth in the Loan Agreement.
“Maturity Date” means August 16, 2023.
“Monthly Settlement Date” means the sixteenth (16th) day of each calendar month, or, if such date falls on a weekend or holiday, the next day following the weekend or holiday.
“Note” means this Amended and Restated Promissory Note, and all modifications, increases, replacements, renewals and extensions of this Amended and Restated Promissory Note.
“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender in its good faith and reasonable discretion) or any similar release by the Federal Reserve Board.
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Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Restatement Effective Date” means February 11, 2022.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the Federal Reserve Bank of New York’s Website (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Stated Interest Rate” has the meaning set forth in Section 3 of this Note.
“Term SOFR” means, with respect to each Interest Period, the forward-looking term rate based on SOFR for a tenor comparable to such Interest Period as such rate is published by the Term SOFR Administrator at approximately 11:00 a.m., New York time, one (1) Business Day prior to the commencement of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any date of determination Term SOFR for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR Reference Rate has not occurred, then Term SOFR will be Term SOFR for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which Term SOFR for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such determination date. If the rate referenced in the preceding sentence is not available, then Term SOFR (or the applicable Benchmark Replacement) shall be determined in accordance with Section 3(b), as applicable, hereof. Notwithstanding the foregoing, unless otherwise specified in any amendment to this Note entered into in accordance with Section 3(b), in the event that a Benchmark Replacement with respect to Term SOFR is implemented, then all references herein to SOFR and Term SOFR shall be deemed references to such Benchmark Replacement.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Lender in its reasonable discretion).
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, or (d) a day on which the Relevant Governmental Body is closed for business.
Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. Unless otherwise provided, the term “days” when used herein means calendar days.
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2.Contracted For Rate of Interest. The contracted for rate of interest of the indebtedness evidenced hereby, without limitation, shall consist of the following:
(a)The Stated Interest Rate, as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder; and
(b)The Default Rate, as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder;
Borrower agrees to pay an effective contracted for rate of interest which is the sum of the Stated Interest Rate referred to in Subsection 2(a) above, plus any additional rate of interest resulting from the application of the Default Rate referred to in Subsection 2(b) above.
3.Stated Interest Rate. Except as provided in Section 4 below, the principal balance outstanding hereunder from time to time shall bear interest at the Stated Interest Rate.
(a)Subject to subsection (b) below and Sections 2.3 and 6.2 of the Loan Agreement, beginning on the Restatement Effective Date, the Stated Interest Rate shall be equal to Term SOFR (as of the applicable date of determination) plus 2.41% per annum. Term SOFR, and thus the Stated Interest Rate, shall change as set forth in the definition of Term SOFR (and its component definitions); provided, however, in no event shall the Stated Interest Rate at any time be less than 3.125% per annum.
(b)Effect of Benchmark Transition Event
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Lender may, without the Borrower’s consent, amend this Note to replace Term SOFR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective on the fifth (5th) Business Day after the Lender has delivered Borrower a copy of such proposed amendment. No replacement of Term SOFR with a Benchmark Replacement pursuant to this Section will occur prior to the applicable Benchmark Transition Start Date.
(ii)In connection with the implementation of a Benchmark Replacement, the Lender will have the right to make reasonably necessary Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Note or any other Loan Document.
(iii)The Lender will promptly notify the Borrower of (1) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election made by the Lender pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non occurrence of an event, circumstance or date and any decision to take or refrain from taking any action will be conclusive and binding absent manifest error and may be made in
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its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.
(iv)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing based on Term SOFR, and during the Benchmark Unavailability Period, the Stated Interest Rate shall be equal to the Base Rate (as of the applicable date of determination) plus 0.00% per annum.
(v)The Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (1) the administration of, submission of, calculation of or any other matter related to any Base Rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Base Rate or any other Benchmark Replacement, or (2) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.
4.Default Rate. The principal balance outstanding hereunder from time to time shall bear interest at the Default Rate from the date of the occurrence of an Event of Default hereunder until the earlier of: (a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full; or (b)(i) if Borrower is specifically granted a right to cure such Event of Default in any of the Loan Documents, the date on which such Event of Default is timely cured in a manner satisfactory to Lender, or (ii) if no such right to cure is specifically granted, then the date on which Lender, in its sole and absolute discretion, deems such Event of Default cured or such Event of Default is otherwise waived by Lender.
5.Late Charge. If any payment of principal or interest, or other amount is not received by Lender within ten (10) days after its due date, then, in addition to the other rights and remedies of Lender (including the payment of the Default Rate), a late charge of (a) five percent (5.00%) of the amount due and unpaid; or (b) $10.00, whichever is greater, will be charged to Borrower without notice to Borrower. Such late charge shall be immediately due and payable.
6.Principal Balance. The principal balance outstanding hereunder at any time shall be the total amount of Advances made hereunder by Lender, less the total amount of payments of principal hereon, as reflected in the books and records of Lender with respect to the indebtedness evidenced by this Note. The principal balance outstanding under this Note at any time shall not exceed the principal amount first set forth above.
7.Revolving Loan. This Note is the Promissory Note defined in the Loan and Security Agreement dated of even date herewith between Borrower and Lender (as amended from time to time, the “Loan Agreement”). Lender may make Advances to Borrower from time to time hereunder, which Advances will be of a revolving nature and may be made, repaid, and remade from time to time. Borrower and Lender contemplate a series of discretionary Advances as provided herein even if the principal balance outstanding hereunder has previously been reduced to zero. Notwithstanding the foregoing, Lender shall have no obligation to make any Advances hereunder.
8.Requests for Advances. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require
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that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following persons, and each of them, currently are authorized to request Advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of their authority: Brandon Filson and Ashish Negandhi. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person, or (b) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.
9.Payments. Borrower shall make monthly payments of accrued and unpaid interest at the Stated Interest Rate or, to the extent applicable, the Default Rate, payable in arrears commencing on the Monthly Settlement Date. In addition, the unpaid principal balance of this Note shall be due and payable as set forth in the Loan Agreement. Borrower will repay in full all outstanding principal, any unpaid interest and other charges outstanding under the Loan on the Maturity Date. If a scheduled payment under the Note is not made in a timely manner, Lender is authorized by Borrower to debit the amount of any such payments from the general deposit account of Borrower with Lender.
10.Application of Payments. Payments received by Lender with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Lender in its sole and absolute discretion may elect. Unless otherwise elected by Lender, all such payments shall be applied as provided in the Loan Agreement.
11.Prepayments. Payments of principal may be made at any time, or from time to time, in whole or in part, without penalty, provided that all previously matured interest and other charges accrued to the date of prepayment are also paid in full. Notwithstanding any prepayment of principal under this Note: (a) there will be no change in the due date or amount of scheduled payments due hereunder unless each of Borrower and Lender, in each party’s sole and absolute discretion, agrees in writing to such change; and (b) Borrower’s obligations hereunder shall continue in effect, and this Note shall remain outstanding, unless and until the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder or in any of the Loan Documents, are paid in full.
12.Events of Default. The occurrence of an Event of Default shall constitute an “Event of Default” hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Lender, shall become immediately due and payable, without any notice to Borrower.
13.Collateral.
(a)Borrower’s obligations under this Note are secured by a security interest in certain personal property of Borrower pursuant to the Loan Documents.
(b)In addition to all liens upon, and rights of setoff against, the monies, securities or other property of Borrower or any other person or entity who is or may become liable hereunder given to Lender by law, Lender shall have a lien and a right of setoff against, and Borrower hereby grants to Lender a security interest in, all monies, securities and other property of Borrower now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit including, without limitation, any account or deposit held jointly by Borrower with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law. Every such lien, right of setoff and security interest may be exercised without demand upon or notice to Borrower. No lien, right of setoff,
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or security interest shall be deemed to have been waived by any act or conduct on the part of Lender, by any neglect to exercise such right of setoff or to enforce such lien or security interest, or by any delay in so doing.
14.Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than this Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
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15.Waivers. Except as otherwise provided herein and in the other Loan Documents, Borrower hereby waives all notices of nonpayment, demands for payment, presentments for payment, notices of intention to accelerate maturity, notices of actual acceleration of maturity, grace, protests, notices of protest, and any other demands or notices of any kind as to this Note, diligence in collection hereof and in bringing suit hereon, and any notice of, or defense on account of, the extension of time or payments or change in the method of payments, and without further notice hereby consents to any and all renewals and extensions in the time of payment hereof either before or after maturity and the release of any party primarily or secondarily liable hereon. Borrower agrees that Lender’s acceptance of partial or delinquent payments, or failure of Lender to exercise any right or remedy contained herein or in any instrument given as security for the payment of this Note shall not be a waiver of any obligation of Borrower to Lender or constitute waiver of any similar default subsequently occurring. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.
16.Costs of Collection. Borrower agrees to pay all costs of collection, including, without limitation, reasonable attorneys’ fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount is not paid when due, or in case it becomes necessary to protect the collateral which is security for the indebtedness evidenced hereby, or to exercise any other right or remedy hereunder or in the Loan Documents, or in the event Lender is made party to any litigation because of the existence of the indebtedness evidenced hereby, or if at any time Lender should incur any documented out-of-pocket attorneys’ fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the indebtedness evidenced hereby. In the event of any court proceeding, attorneys’ fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Lender.
17.No Waiver by Lender. No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.
18.GOVERNING LAW; PLACE OF PERFORMANCE. THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS COUNTY, TEXAS AND THE LAWS (EXCLUDING CHOICE OF LAW PROVISIONS) OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS NOTE. ALL LEGAL ACTIONS RELATED TO THIS NOTE SHALL BE BROUGHT IN THE APPROPRIATE COURT OF LAW LOCATED IN DALLAS COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES.
19.Time of Essence. Time is of the essence of this Note and each and every provision hereof.
20.Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.
21.Severability. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.
22.Binding Nature. The provisions of this Note shall be binding upon Borrower and the heirs, personal representatives, successors and assigns of Borrower, and shall inure to the
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benefit of Lender and any subsequent holder of all or any portion of this Note, and their respective successors and assigns. Lender may from time to time transfer all or any part of its interest in this Note and the Loan Documents, without notice to Borrower.
23.Notice. All notices, requests, consents and other communications hereunder shall be given pursuant to the notice requirement in the Loan Agreement.
24.Section Headings. The section headings set forth in this Note are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Note.
25.Construction. This Note shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note. If the day on which any action to be performed or any payment made hereunder is not a business day, such action shall be performed or such payment made on the immediately succeeding business day.
26.Co-Borrower Provisions. Section 14.20 of the Loan Agreement “Co-Borrower Provisions” is hereby incorporated by reference herein mutatis mutandis.
27.Amendment and Restatement. Effective as of the Restatement Effective Date, this Note is in modification, increase, amendment and restatement of, but not extinguishment or novation of, that certain Promissory Note, dated as of August 16, 2021, executed by Borrower and payable to the order of Lender in the stated maximum principal amount of $50,000,000.00 (the “Original Note”). Borrower acknowledges that the liens and security interests securing the Original Note are renewed, extended, modified, increased and/or amended in full force to secure payment of this Note.

[Signature page follows]
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IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.
BORROWERS:

ANGEL OAK MORTGAGE FUND TRS,
a Delaware statutory trust

By:    Angel Oak Capital Advisors, LLC,
not in its individual capacity but solely
as Administrator

By: /s/ Michael Fierman
Name:     Michael Fierman
Title: Managing Partner

ANGEL OAK MORTGAGE REIT TRS, LLC,
a Delaware limited liability company

By: /s/ Michael Fierman
Name: Michael Fierman
Title: President

ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP,
a Delaware limited partnership

By:    Angel Oak Mortgage OP GP, LLC, its general partner

    By: /s/ Dory S. Black
Name: Dory S. Black
Title: Secretary

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